Exhibit 4.8

EXECUTION COPY

$200,000,000
MSW Energy Holdings LLC
MSW Energy Finance Co., Inc.
8 1/2% Senior Secured Notes due 2010
PURCHASE AGREEMENT

        June 11, 2003

CREDIT SUISSE FIRST BOSTON LLC,
    Eleven Madison Avenue,
    New York, New York 10010-3629

Dear Sirs:

        1.    Introductory.    MSW Energy Holdings LLC, a Delaware limited liability company ("MSW"), and MSW Energy Finance Co., Inc., a Delaware corporation ("MSW Finance" and together with MSW, the "Company"), propose, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston LLC ("CSFB" or the "Initial Purchaser") U.S.$200,000,000 principal amount of their 8 1/2% Senior Secured Notes due 2010 (the "Notes") to be issued under an indenture, dated as of June 25, 2003 (the "Indenture"), among the Company, the Guarantor (as defined below) and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."

        The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantee") by Duke Energy Hudson LLC, a Delaware limited liability company (the "Guarantor"), and, except as otherwise provided in the Indenture, each of MSW's future domestic subsidiaries. As used herein, the term "Offered Securities" shall include the Guarantee thereof by the Guarantor, unless the context otherwise requires. As used in this Agreement, the term "subsidiary" has the same meaning as the term "Subsidiary" in the Indenture. The Offered Securities will be secured by a first priority perfected lien on substantially all of the assets of the Company (the "Collateral," as defined in more detail in the Security Agreement (as defined below)), including all collateral accounts of the Company (other than the Duke Essex Payment Reserve Account and the Duke Essex Payment Escrow Account (each as defined in the Deposit Agreement)), including, upon acquisition, a first priority pledge of the membership interests of the Guarantor and all future subsidiaries held directly by the Company and, upon acquisition, a first priority pledge of MSW's security interest in the membership interests of Duke Energy Erie LLC, a Delaware limited liability company ("Duke Erie"). The subsidiary Guarantee will be secured by a first priority pledge of all the capital stock held by the Guarantor of Duke/UAE Ref-Fuel LLC, a Delaware limited liability company ("Duke/UAE"), and all current and future subsidiaries held directly by the Guarantor, except as otherwise provided in the Indenture. The Collateral securing the Offered Securities will be governed by (a) the Pledge and Security Agreement, dated as of June 25, 2003 (the "Security Agreement"), among the Company, the Guarantor and Wells Fargo Bank Minnesota, National Association, as collateral agent (the "Collateral Agent") and (b) the Deposit Agreement, dated as of June 25, 2003 (the "Deposit Agreement"), among the Company, the Guarantor, the Collateral Agent and Wells Fargo Bank Minnesota, National Association, as depositary agent ("Depositary Agent," and together with the Security Agreement, the "Collateral Agreements").

        MSW expects to acquire the Guarantor (the "Acquisition") concurrently with or shortly after the closing of the offering of the Offered Securities. In the event the Acquisition does not close on the Closing Date (as defined herein), the Company will deposit $198,486,111.11, which represents 97% of the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes to, but not including September 30, 2003, into an escrow account (the "Escrow Account") for the benefit of the holders of the Notes pursuant to an Escrow Agreement (the "Escrow Agreement"), among the Company, the Guarantor, the Trustee, the Initial Purchaser and Wells Fargo Bank Minnesota, National Association, as escrow agent (the "Escrow Agent"). Pending application of the funds contained in the Escrow Account for the payment of (a) the Acquisition on the terms described in the Offering Circular (as defined herein) and other costs payable in connection with the Acquisition or (b) in the event of a Special Mandatory Redemption (as defined in the Indenture), the redemption price in connection therewith, such funds will be invested in short term investments and cash equivalents. The Escrow Agreement will provide that the Escrow Agent will release the funds from the Escrow Account as directed by the Trustee upon satisfaction of certain conditions and that the Acquisition will occur immediately after the release of the funds. If the Acquisition has not occurred on or before September 1, 2003, a portion of the funds held in the Escrow Account will be used to pay the initial interest payment due on September 1, 2003. If the Acquisition has not occurred on or before September 30, 2003, the funds in the Escrow Account will be released in order to redeem all and not less than all of the Notes then outstanding at a purchase price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes to, but not including, September 30, 2003.

        In addition, the Initial Purchaser agrees that in the event the Acquisition does not close on the Closing Date, it will deposit $6,000,000, which represents the Initial Purchaser's discount and commissions relating to the Notes, into an escrow account for the benefit of the Company pursuant to the Escrow Agreement. The Escrow Agreement will provide that the Escrow Agent will release such funds to the Initial Purchaser upon the closing of the Acquisition. If the Acquisition has not occurred on or prior to September 30, 2003, the funds held in such escrow account will be released to pay a portion of the redemption price for the Special Mandatory Redemption.

        The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, dated as of June 25, 2003 (the "Registration Rights Agreement"), among the Company, the Guarantor and the Initial Purchaser, for so long as such Offered Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Notes in a like aggregate principal amount as the Offered Securities originally issued under the Indenture, identical in all material respects to the Notes and the Guarantee and registered under the Securities Act (the "Exchange Notes" and the "Exchange Guarantee," and together, the "Exchange Securities") to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Offered Securities and to use their respective commercially reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "Securities."

        The Company and the Guarantor hereby agree with the Initial Purchaser as follows:

        2.    Representations and Warranties of the Company and the Guarantor.    The Company and the Guarantor represent and warrant, jointly and severally, to, and agree with, the Initial Purchaser that:

          (a)   A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Company have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "Offering Document." The Company has participated in conferences with the officers and other representatives of American Ref-Fuel Company LLC at which time the contents of the Offering Document and related matters, including the financial statements of American Ref-Fuel Company LLC contained in the Offering Document, were discussed. On the date of this Agreement, the Offering Document, including the information with respect to American Ref-Fuel and its subsidiaries, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by CSFB specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Any information furnished by the Company for delivery to holders and prospective purchasers of the Offered Securities pursuant to Section 4.03 of the Indenture and in accordance with Rule 144A(d)(4) under the Securities Act (the "Additional Issuer Information") will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by CSFB specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b)   No order or decree preventing the use of the Offering Document, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantor, is contemplated.

          (c)   Each of MSW and MSW Finance has been duly formed or incorporated, as the case may be, and is an existing limited liability company or corporation, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business as described in the Offering Document; and each of MSW and MSW Finance is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, the Guarantor and their respective subsidiaries taken as a whole ("Material Adverse Effect").

          (d)   The Guarantor has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Offering Document; and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the membership interests of the Guarantor have been issued in accordance with the applicable provisions of the limited liability company agreement of the Guarantor and, upon consummation of the Acquisition, the membership interests of the Guarantor, directly or through subsidiaries, will be owned by MSW free from liens, encumbrances and defects or any preemptive or similar right, other than liens in favor of the Collateral Agent pursuant to the Security Agreement.

          (e)   This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

          (f)    The Company and the Guarantor have all requisite corporate or limited liability company power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company, will be duly and validly authorized by any Guarantor, and upon its execution and delivery, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantor's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture complies in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture will conform in all material respects to the description thereof in the Offering Document.

          (g)   The Company and the Guarantor have all requisite corporate or limited liability company power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company, will be duly and validly authorized by any Guarantor, and upon its execution and delivery by the Company and the Guarantor, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with its terms, subject to the qualifications that (i) the enforceability of the Company's and the Guarantor's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (ii) rights to indemnity and contribution thereunder may be limited by applicable law. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Document.

          (h)   The Company has all requisite corporate or limited liability power and authority to enter into the Escrow Agreement. In the event the Acquisition does not close on the Closing Date, the Company will execute the Escrow Agreement. The Escrow Agreement will be duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee and the Escrow Agent, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Escrow Agreement will conform in all material respects to the description thereof in the Offering Document.

          (i)    The Company and the Guarantor have all requisite corporate or limited liability company power and authority to enter into the Collateral Agreements. The Collateral Agreements have been duly and validly authorized by the Company and the Guarantor, and upon their execution and delivery and, assuming due authorization, execution and delivery by the Trustee and the Collateral Agent, will constitute the valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to the qualification that the enforceability of the Company's and the Guarantor's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Collateral Agreements will conform in all material respects to the description thereof in the Offering Document.

          (j)    The Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Notes will conform in all material respects to the description thereof in the Offering Document.

          (k)   The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (l)    The Guarantee has been duly and validly authorized by the Guarantor and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchaser contemplated by this Agreement, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Guarantor's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Guarantee will conform in all material respects to the description thereof in the Offering Document.

          (m)  The Exchange Guarantee has been duly and validly authorized by the Guarantor and if and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes contemplated by the Registration Rights Agreement, will constitute a valid and legally binding obligation of the Guarantor, entitled to the benefits of the Indenture, enforceable against the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Guarantor's obligations thereunder may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (n)   The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement (in the event the Acquisition does not close on the Closing Date), the Collateral Agreements and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantor or their respective subsidiaries or their properties, or (ii) any agreement or instrument to which the Company, the Guarantor or their respective subsidiaries are a party or by which the Company, the Guarantor or their respective subsidiaries are bound or to which any of the properties of the Company, the Guarantor or their respective subsidiaries is subject, except as would not individually or in the aggregate have a Material Adverse Effect and except to the extent that any foreclosure on the Collateral by the Collateral Agent would violate the right of first refusal set forth in the limited liability company agreement of Duke/UAE Ref-Fuel LLC, or (iii) the charter or by-laws of the Company, the Guarantor or their respective subsidiaries.

          (o)   Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company, the Guarantor and any person that would give rise to a valid claim against the Company, the Guarantor or the Initial Purchaser for a brokerage commission, finder's fee or other like payment.

          (p)   No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement (in the event the Acquisition does not close on the Closing Date) or the Collateral Agreements or in connection with the issuance or sale of the Offered Securities by the Company and the Guarantor, except (A) such as may be required under state securities laws, (B) the filing of the applicable Registration Statements with the Commission and the receipt of the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective, (C) any required filings to perfect the security interest in the Collateral or (D) any consent, approval, authorization, filing, notification or other action that either has been or prior to the Closing Date will be obtained or made or which, if not made, would not individually or in the aggregate have a Material Adverse Effect.

          (q)   The Company, the Guarantor and their respective subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, the Guarantor and their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (r)   No labor dispute with the employees of the Company, the Guarantor or their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor is imminent that could reasonably be expected to have a Material Adverse Effect.

          (s)   The Company, the Guarantor and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Guarantor or their respective subsidiaries would individually or in the aggregate have a Material Adverse Effect.

          (t)    Except as disclosed in the Offering Document, none of the Company, the Guarantor or their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

          (u)   Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, the Guarantor or their respective subsidiaries or their respective properties that, if determined adversely to the Company, the Guarantor or their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company, the Guarantor or their respective subsidiaries to perform their obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement (in the event the Acquisition does not close on the Closing Date) or the Collateral Agreements or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (v)   The financial statements of Duke/UAE included in the Offering Document present fairly in all material respects the financial position of Duke/UAE as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the financial statements of American Ref-Fuel Company LLC, a Delaware limited liability company ("ARC"), included in the Offering Document present fairly in all material respects the financial position of ARC as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (w)  Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantor and their respective subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company, the Guarantor and their respective subsidiaries on any class of their capital stock.

          (x)   None of the Company or the Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and none of the Company or the Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

          (y)   No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

          (z)   Assuming the accuracy of the Initial Purchaser's representations and warranties in Section 4 hereof and its compliance with its agreements in Section 4 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S ("Regulation S") thereunder; and except in connection with the registration contemplated by the Registration Rights Agreement, it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

          (aa) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in, or permitted by, the Offering Document or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

          (bb) The Company and the Guarantor will own, and on the Closing Date will continue to own, the Collateral (as defined in the Collateral Agreements) free and clear of all Liens (other than Permitted Liens (as defined in the Indenture)), and no financing statements or similar documents in respect of any property or assets of the Company or any Guarantor will be on file in favor of any person other than those in respect of the Collateral Agreements.

          (cc) On the Closing Date, the Security Agreement will be effective to create, in favor of the Collateral Agent for the benefit of the holders of the Notes as security for the Notes, a valid and enforceable security interest in the Collateral (as defined in the Security Agreement). Each of the Company and the Guarantor is a "registered organization" (as defined in Article 9 of the applicable Uniform Commercial Code) under the law of the state in which it is identified in the Indenture, as being organized, and on the Closing Date all security interests granted under the Security Agreement will be duly perfected to the extent such security interests may be perfected by filing upon the filing of the UCC financing statements. With respect to any of the Collateral constituting "certificated securities" on the Closing Date all such certificated securities will be delivered to the Collateral Agent for the benefit of the holders of the Notes duly endorsed by an effective endorsement in blank, and upon such delivery the Collateral Agent will acquire its interest therein free of any adverse claims.

          (dd) None of the Company, the Guarantor or any of their subsidiaries is, or after giving effect to the offer and sale of the Offered Securities will be, (i) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or a "public-utility company" under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder ("PUHCA"), or (ii) subject to any state law or regulation respecting the rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

          (ee) All of the power generation projects in which the Company has an indirect ownership interest (the "ARC operating facilities") meet the requirements under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the regulations of the Federal Energy Regulatory Commission ("FERC") promulgated thereunder, to be a "qualifying cogeneration facility" and/or a "qualifying small power production facility."

          (ff)  Each of the ARC operating facilities listed on Schedule A hereto have validly-issued orders from the FERC, not subject to any pending challenge or proceeding, authorizing these facilities to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other products and services at market-based rates, under Section 205 of the Federal Power Act ("FPA"). With respect to each ARC operating facility listed on Schedule A, FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other products at wholesale in the geographic market where such ARC operating facility conducts its business.

          (gg) All of the ARC operating facilities are Eligible Facilities within the meaning of Section 32 of PUHCA, and each such facility has received a determination from FERC, not subject to any pending challenge, that it is an Exempt Wholesale Generator, within the meaning of Section 32 of PUHCA.

          (hh) The Initial Purchaser is not, nor will be, solely as a result of entering into this Agreement or performing the transactions contemplated thereby, subject to regulation (i) as a "public-utility company" or "holding company" or as an "affiliate" of either under PUHCA, (ii) as an "electric utility" under PURPA, (iii) as a "public utility" under the FPA or (iv) by any state as to the rates, organization or financing of electric utilities (together, PUHCA, PURPA, the FPA and the laws referred to in (iv) above are the "Energy Laws").

          (ii)   None of the Company, the Guarantor, any of their affiliates or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantor, their affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company, nor the Guarantor has entered and will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (jj)   The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security in violation of Regulation T, U and X of the Board of Governors of the Federal Reserve System.

          (kk) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Company's and the Guarantor's debt securities.

          (b)   The market-related and customer-related data and estimates included in the Offering Document are based on or derived from sources that the Company believes to be reliable.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company and the Guarantor, at a purchase price of 97% of the principal amount thereof plus accrued interest from June 25, 2003 to the Closing Date, the principal amount of the Securities set forth opposite its name in Schedule B hereto. The Initial Purchaser agrees that in the event the Acquisition does not close on the Closing Date, it will deposit $6,000,000, which represents the Initial Purchaser's discount and commissions relating to the Notes, into an escrow account for the benefit of the Company pursuant to the Escrow Agreement.

        The Company and the Guarantor will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Initial Purchaser in reliance on Regulation S (the "Regulation S Securities") in the form of one or more temporary global Securities in registered form without interest coupons (the "Regulation S Temporary Global Securities"), which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and registered in the name of Cede & Co., as nominee for DTC. The Company and the Guarantor will deliver against payment of the purchase price the Offered Securities to be purchased by the Initial Purchaser hereunder and to be offered and sold by the Initial Purchaser in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one permanent global security in definitive form without interest coupons (the "Restricted Global Securities") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Temporary Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

        Payment for the Regulation S Securities and the 144A Securities shall be made by the Initial Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated in writing by MSW Energy Holdings LLC at a closing to be held at the office of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 at 10:00 A.M. (New York time), on June 25, 2003 or at such other time and place not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of (i) the Regulation S Temporary Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Temporary Global Securities and the Restricted Global Securities will be made available for checking at the above office of Bingham McCutchen LLP at least 24 hours prior to the Closing Date.

        4.    Representations by the Initial Purchaser; Resale by the Initial Purchaser.

          (a)   The Initial Purchaser represents and warrants to the Company and the Guarantor that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b)   The Initial Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither the Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, the Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

  Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c)   The Initial Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

          (d)   The Initial Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e)   The Initial Purchaser represents and agrees that (i) it has not authorized the Notes to be offered to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995, as amended and (ii) no Offering Document may be passed on to any person in the United Kingdom unless that person is of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or is a person to whom the document may otherwise lawfully be issued or passed on. The Offering Document is only directed at persons having professional experience in matters relating to investments and the offering described in the Offering Document is only available to such persons and only such persons will be permitted to participate in the offering. Persons who do not have professional experience in matters relating to investments should not rely on the Offering Document. All applicable provisions of the Financial Services and Markets Act 2000, as amended, must be complied with in respect of anything done in relation to the Notes in, from or otherwise involving the United Kingdom.

        5.    Certain Agreements of the Company and the Guarantor.    The Company and the Guarantor agree with the Initial Purchaser that:

          (a)   The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent (which consent will not be unreasonably withheld or delayed). If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFB's consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b)   The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests, and the Company will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the applicable independent accountants' report therein manually signed by PricewaterhouseCoopers LLP. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

          (c)   The Company and the Guarantor will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchaser, provided that the Company and the Guarantor will not be required to qualify as a foreign entity or to take any action that would subject any of them to general consent to service of process in any jurisdiction in which it is not now so subject.

          (d)   During the period of five years hereafter, the Company will furnish to CSFB (i) as soon as available, a copy of each report or other document furnished to the Commission and (ii) from time to time, such other publicly-available information concerning the Company and the Guarantor as CSFB may reasonably request.

          (e)   During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f)    During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them if the Offered Securities are "restricted securities."

          (g)   During the period of two years after the Closing Date, neither the Company nor the Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h)   The Company and the Guarantor will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement (in the event the Acquisition does not close on the Closing Date) and the Collateral Agreements, including (i) the fees and expenses of the Trustee, the Escrow Agent, the Collateral Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement (in the event the Acquisition does not close on the Closing Date), the Collateral Agreements, the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Initial Purchaser. The Company and the Guarantor will also pay or reimburse the Initial Purchaser (to the extent incurred by the Initial Purchaser) for half of the expenses of the chartered airplane in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchaser.

          (i)    In connection with the offering, until CSFB shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j)    For a period of 90 days after the date of the initial offering of the Offered Securities by the Initial Purchaser, the Company and the Guarantor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a maturity of more than one year from the date of issue, except with the consent of CSFB (which consent shall not be unreasonably withheld) and except issuances of Offered Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Offered Securities pursuant to the Company's dividend reinvestment plan. The Company and the Guarantor will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities, except with the consent of CSFB (which consent will not be unreasonably withheld).

          (k)   In the event the Acquisition closes on the Closing Date, the Company will cause the Guarantor to become a party to this Agreement by causing the Guarantor to execute and deliver a signature page to this Agreement to the Initial Purchaser on the closing of the Acquisition; it being acknowledged and agreed that all representations and warranties made by or with respect to the Guarantor and all covenants of the Guarantor shall not be effective unless and until the Guarantor executes and delivers a signature page to this Agreement.

          (l)    In the event the Acquisition does not close on the Closing Date, the Company will deposit an amount equal to $198,486,111.11, which represents 97% of the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes to, but not including September 30, 2003 into the Escrow Account and will comply with the terms of the Escrow Agreement.

          (m)  For so long as any of the Offered Securities are outstanding and if, in the reasonable judgment of the Initial Purchaser or Latham & Watkins LLP, the Initial Purchaser or any of its affiliates (as defined in the rules and regulations under the Securities Act) are required to deliver a prospectus (any such prospectus, a "Market Making Prospectus") in connection with sales of the Offered Securities, to (i) provide the Initial Purchaser and its affiliates, without charge, as many copies of the Market Making Prospectus as they may reasonably request, (ii) periodically amend the Offering Document and the Exchange Offer Registration Statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (iii) amend the Exchange Offer Registration Statement or amend or supplement the Market Making Prospectus when necessary to reflect any material changes in the information provided therein and promptly file such amendment or supplement with the Commission, (iv) provide the Initial Purchaser and their affiliates with copies of each amendment or supplement so filed and such other documents, including opinions of counsel and "comfort" letters, as they may reasonably request and (v) indemnify the Initial Purchaser and their affiliates with respect to the Market Making Prospectus and, if applicable, contribute to any amount paid or payable by the Initial Purchasers and their affiliates in a manner substantially identical to that specified in Section 7 hereof (with appropriate modifications). The Company and the Guarantor consent to the use, subject to the provisions of the Securities Act and the state securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Initial Purchasers, of each Market Making Prospectus.

          (n)   The Company and the Guarantor will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent (to the extent within their control) to the Initial Purchaser's obligations hereunder to purchase the Offered Securities.

        6.    Conditions of the Obligations of the Initial Purchaser.    The obligations of the Initial Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein, to the accuracy of the statements of officers of the Company and the Guarantor made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

          (a)   The Initial Purchaser shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP ("PWC") in form and substance satisfactory to the Initial Purchaser concerning certain of the financial information set forth in the Offering Document.

          (b)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantor and their respective subsidiaries taken as one enterprise or ARC and its subsidiaries taken as one enterprise, which, in the judgment of the Initial Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or ARC by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or ARC (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or ARC has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Initial Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Initial Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c)   The Initial Purchaser shall have received an opinion, dated the Closing Date, of Bingham McCutchen LLP, counsel for the Company and the Guarantor, in a form reasonably acceptable to Latham & Watkins LLP and the Initial Purchaser.

          (d)   The Initial Purchaser shall have received from Latham & Watkins LLP, counsel for the Initial Purchaser, such opinions, dated the Closing Date, with respect to the formation or incorporation of the Company and the Guarantor, as the case may be, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company and the Guarantor to the Initial Purchaser and the resales by the Initial Purchaser as contemplated hereby and other related matters as CSFB may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (e)   The Initial Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and the Guarantor in which such officers shall state that to the best of their knowledge after reasonable investigation, (A) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects (without giving duplicative effect to any materiality qualifiers), that the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (B) subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantor and their subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (f)    The Initial Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company certifying that the Credit Agreement, dated as of April 30, 2001, among ARC, American Ref-Fuel Company of Hempstead, American Ref-Fuel Company of Essex County, American Ref-Fuel Company of Niagara L.P., American Ref-Fuel Company of Southeastern Connecticut, the banks and other financial institutions party thereto, Citibank, N.A., as administrative agent and collateral agent for the secured parties, and Fleet National Bank, has been refinanced, restated or replaced.

          (g)   In the event the Acquisition closes on the Closing Date, the Initial Purchaser shall have received an executed signature page to this Agreement from the Guarantor on the Closing Date.

          (h)   In the event the Acquisition closes on the Closing Date, the Initial Purchaser shall have received an executed copy of the Subordination Agreement, dated the Closing Date, between Duke Capital Corporation, a Delaware corporation, and Wells Fargo Bank Minnesota, National Association, as agent.

          (i)    In the event the Acquisition does not close on the Closing Date, the Initial Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company certifying that the Company has deposited an amount equal to $198,486,111.11, which represents 97% of the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes to, but not including, September 30, 2003, into the Escrow Account.

          (j)    The Initial Purchaser shall have received a letter, dated the Closing Date, of PWC that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (k)   The Collateral Agent shall have received (with a copy for the Initial Purchaser) at the Closing Date:

              (i)  appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Agreements;

             (ii)  appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens of any Person in any Collateral described in the Collateral Agreements previously granted by any Person, other than Permitted Liens; and

            (iii)  certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any Collateral described in the Collateral Agreements (other than such financing statements that evidence Permitted Liens).

          (l)    As of the Closing Date, the representations and warranties contained in the Collateral Agreements will be true and correct in all respects.

        The Company and the Guarantor will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchaser reasonably requests. CSFB may in its sole discretion waive on behalf of the Initial Purchaser compliance with any conditions to the obligations of the Initial Purchaser hereunder.

        7.    Indemnification and Contribution.

          (a)   The Company and the Guarantor will indemnify and hold harmless the Initial Purchaser, its partners, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Additional Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company, nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b)   The Initial Purchaser will indemnify and hold harmless the Company and the Guarantor, and their respective directors and officers and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company and the Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the following information in the Offering Document: under the caption "Plan of Distribution" paragraphs 3, 4, 6, 9, 10, 11, 12, 13 and 14; provided, however, that the Initial Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total discounts, fees and commissions received by the Initial Purchaser from the Company and the Guarantor under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Guarantor or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by the Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (e)   The obligations of the Company and the Guarantor under this Section shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any of the Guarantor within the meaning of the Securities Act or the Exchange Act.

        8.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Initial Purchaser is not consummated, the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantor and the Initial Purchaser pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company and the Guarantor will reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

        9.    Notices.    All communications hereunder will be in writing and, if sent to the Initial Purchaser will be mailed, delivered or telegraphed and confirmed to the Initial Purchaser at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company or the Guarantor, will be mailed, delivered or telegraphed and confirmed as follows: MSW Energy Holdings LLC, c/o Michael Miller, Managing Director, AIG Highstar Capital, L.P., 175 Water Street, 26th Floor, New York, New York 10038 and c/o Daniel Clare, Vice President, DLJ Merchant Banking Partners, Eleven Madison Avenue, New York, New York 10010-3629.

        10.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

        11.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        12.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

        The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Initial Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the Initial Purchaser in accordance with its terms.

Very truly yours,
MSW ENERGY HOLDINGS LLC
BY:	HIGHSTAR RENEWABLE FUELS LLC, AS A MEMBER
By	/s/ MICHAEL J. MILLER Name: Michael J. Miller Title:
BY:	MSW ACQUISITION CORP., AS A MEMBER
By	/s/ OHSANG KWON Name: OhSang Kwon Title:
MSW ENERGY FINANCE CO., INC.
By	/s/ MICHAEL J. MILLER Name: Michael J. Miller Title: President
MSW ENERGY HUDSON LLC
BY:	MSW ENERGY HOLDINGS LLC
By	/s/ MICHAEL J. MILLER Name: Michael J. Miller Title: Chief Executive Officer
The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON LLC
By	/s/ JOHN CAVALIER Name: John Cavalier Title: Managing Director

SCHEDULE A

Essex Facility

Niagara Facility

Delaware Valley Facility

SCHEDULE B

Initial Purchaser	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$200,000,000

Total	$200,000,000